Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Fourth Fiscal Quarter 2017 Financial Results

LOS ANGELES, CA. November 29, 2017 - Oaktree Specialty Lending Corporation (formerly known as Fifth Street Finance Corp. through October 17, 2017) (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fourth fiscal quarter ended September 30, 2017.

Fourth Fiscal Quarter 2017 Highlights

•	Net investment income of $11.5 million, or $0.08 per share;

•	Net asset value per share as of September 30, 2017 of $6.16;

•	Originated $155.8 million of new investment commitments and received $243.3 million in connection with 17 full repayments and exits of investments;

•	Amended the secured revolving credit facility with ING Capital LLC and the lenders party thereto, reducing its total capacity to $525 million, from $710 million, and paid off the entire balance of the SBA debentures in the amount of $148 million; and

•	On August 7, 2017, the Company’s Board of Directors declared a fourth quarter dividend of $0.125 per share, payable on December 29, 2017 to stockholders of record on December 15, 2017.

Recent Developments

•	On October 17, 2017, Oaktree Capital Management, L.P. was appointed as the investment adviser of the Company and Edgar Lee was appointed Chief Executive Officer. Other members of the executive leadership team include Matt Pendo, Chief Operating Officer, Mel Carlisle, Chief Financial Officer, and Kim Larin, Chief Compliance Officer;

•	On November 17, 2017, the Company further amended its secured revolving credit facility with ING Capital LLC and the lenders party thereto to (a) decrease the minimum amount of shareholders’ equity the Company is required to have under the documents governing the facility as of the last day of any fiscal quarter, starting with the quarter ending September 30, 2017, to $700 million and (b) decrease the minimum amount of net worth that the Company is required to maintain at any time, starting with the quarter ending September 30, 2017, to $650 million.

Management Commentary

“We assumed management of Oaktree Specialty Lending on October 17, 2017, and began our portfolio repositioning efforts immediately with a focus on protecting principal and minimizing credit losses,” said Edgar Lee, Chief Executive Officer of Oaktree Specialty Lending. “Our long term focus involves managing the portfolio down to a core set of more evenly sized, high-conviction investments, restructuring certain loans, exiting positions when we can obtain fair value and, as loans mature or are refinanced, rotating into loans that are better aligned with Oaktree’s approach to credit investing. Based on our demonstrated investment process, disciplined approach to underwriting and substantial expertise in restructuring challenged credits, we look forward to building a portfolio that delivers attractive returns to our stockholders over time.”

Portfolio and Investment Activity

As of September 30, 2017, the fair value of the investment portfolio was $1.5 billion and total assets were $1.6 billion. The investment portfolio was comprised of investments in 125 companies, consisting of debt investments in 88 of our portfolio companies, six of which were public bond issuances and one of which was in Senior Loan Fund JV I, LLC (“SLF JV I”), and equity investments consisting of common stock, preferred stock or other equity interests in 67 of our portfolio companies, one of which was in SLF JV I, 18 of which were in private equity funds and several of which are in portfolio companies in which we also held a debt investment as of September 30, 2017.

At fair value, 92.4% of the Company’s portfolio as of September 30, 2017 consisted of debt investments, including 53.9% of first lien loans, 24.1% of second lien loans, and 14.4% of unsecured debt investments, including our debt investments in SLF JV I.

As of September 30, 2017, SLF JV I had $276.8 million in assets, including senior secured loans to 32 portfolio companies. The joint venture generated income of $2.8 million for Oaktree Specialty Lending during the fourth quarter.

The weighted average yield on the Company’s debt investments as of September 30, 2017, including the return on our mezzanine notes investments in SLF JV I, was 9.6%.

At September 30, 2017, $1.2 billion of the Company’s debt investments, or 83.6% of the total portfolio, at fair value, had floating interest rates.

During the quarter ended September 30, 2017, the Company originated $155.8 million of investment commitments in nine new and five existing portfolio companies and funded $168.0 million across new and existing portfolio companies.

During the quarter, the Company received $243.3 million in connection with the full repayments and exits of 17 of its investments, and an additional $40.0 million in connection with other paydowns and sales of investments.

Results of Operations

Total investment income for the quarter ended September 30, 2017 was $35.7 million, including $31.4 million of cash interest income from portfolio investments. Payment-in-kind (“PIK”) interest income, net of PIK collected in cash, represented 5.1% of total investment income for the quarter.

Net expenses for the quarter were $24.3 million.

Net expenses decreased for the quarter ended September 30, 2017 as compared to the quarters ended June 30, 2017 and September 30, 2016, due primarily to a decrease in Part I incentive fees, which was attributable to lower pre-incentive fee net investment income and, to a lesser extent, a decrease in base management fees, which was attributable to a reduction in the size of the Company’s investment portfolio.

Net realized and unrealized losses on the investment portfolio for the quarter were $136.9 million.

Net unrealized depreciation on the investment portfolio for the quarter was $116.4 million, which was primarily due to write-downs on six portfolio companies and our equity interest in SLF JV I. Net realized loss for the quarter was $20.5 million, which was primarily the result of the Company’s disposition of ERS Acquisition Corp., offset by gains realized on other dispositions.

Liquidity and Capital Resources

As of September 30, 2017, the Company had $59.9 million of cash and cash equivalents, total principal value of debt outstanding of $680.7 million, and $298.5 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 4.25% as of September 30, 2017.

As of September 30, 2017, the Company’s total leverage ratio was 0.78x debt-to-equity.

During the quarter ended September 30, 2017, the Company amended its secured syndicated revolving credit facility led by ING Capital LLC to, among other things, reduce its total capacity under the facility to $525 million, from $710 million, and extend the reinvestment period to January 31, 2018. In addition, during the quarter, the Company paid off the entire balance of its SBA debentures in the amount of $148 million.

Dividend Declaration

On August 7, 2017, the Company’s Board of Directors declared a fourth quarter dividend of $0.125 per share, payable on December 29, 2017 to stockholders of record on December 15, 2017.

Dividends are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of dividend distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of September 30, 2017, there were eight investments on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 16.4% of the debt portfolio at cost and 4.7% at fair value.

($ in thousands)

Non-Accrual - Debt Investments	As of September 30, 2017	As of June 30, 2017
Non-Accrual Investments at Fair Value	$67,015	$89,275
Non-Accrual Investments/Total Investments at Fair Value	4.7%	5.6%

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	September 30, 2017	June 30, 2017	September 30, 2016
ASSETS
Investments at fair value:
Control investments (cost September 30, 2017: $444,826; cost June 30, 2017: $436,549; cost September 30, 2016: $456,493)	$305,271	$380,353	$388,267
Affiliate investments (cost September 30, 2017: $33,743; cost June 30, 2017: $34,036; cost September 30, 2016: $34,955)	36,983	37,349	39,769
Non-control/Non-affiliate investments (cost September 30, 2017: $1,279,096; cost June 30, 2017: $1,419,423; cost September 30, 2016: $1,792,410)	1,199,501	1,372,836	1,737,455

Total investments at fair value (cost September 30, 2017: $1,757,665; cost June 30, 2017: $1,890,008; cost September 30, 2016: $2,283,858)	1,541,755	1,790,538	2,165,491
Cash and cash equivalents	53,018	143,622	117,923
Restricted cash	6,895	15,053	12,439
Interest, dividends and fees receivable	6,892	8,158	15,568
Due from portfolio companies	5,670	6,487	4,077
Receivables from unsettled transactions	—	—	5,346
Deferred financing costs	1,304	1,305	2,234
Insurance recoveries receivable	—	—	19,729
Other assets	514	1,941	478

Total assets	$1,616,048	$1,967,104	$2,343,285

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$2,417	$2,983	$2,533
Base management fee and Part I incentive fee payable	6,750	9,085	15,958
Due to FSC CT	1,815	1,370	2,204
Interest payable	3,167	8,229	3,912
Amounts payable to syndication partners	1	—	754
Director fees payable	184	204	566
Payables from unsettled transactions	58,691	23,749	6,234
Legal settlements payable	—	—	19,500
Credit facilities payable	255,995	345,495	516,295
SBA debentures payable (net of $2,080 and $3,289 of unamortized financing costs as of June 30, 2017 and September 30, 2016, respectively)	—	145,920	210,011
Unsecured notes payable (net of $4,737, $5,042 and $5,956 of unamortized financing costs as of September 30, 2017, June 30, 2017 and September 30, 2016, respectively)	406,115	405,744	404,630
Secured borrowings at fair value (proceeds September 30, 2017: $13,489; proceeds June 30, 2017: $13,810; proceeds September 30, 2016: $18,929)	13,256	13,575	18,400

Total liabilities	748,391	956,354	1,200,997

Commitments and contingencies

Net assets:
Common stock, $0.01 par value, 250,000 shares authorized; 140,961 shares issued and outstanding at September 30, 2017 and June 30, 2017; 143,259 shares issued and outstanding at September 30, 2016	1,409	1,409	1,433
Additional paid-in-capital	1,579,278	1,579,278	1,591,467
Net unrealized depreciation on investments and secured borrowings	(215,677)	(99,235)	(117,838)
Net realized loss on investments and secured borrowings	(478,010)	(457,517)	(306,228)
Accumulated overdistributed net investment income	(19,343)	(13,185)	(26,546)

Total net assets (equivalent to $6.16, $7.17 and $7.97 per common share at September 30, 2017, June 30, 2017 and September 30, 2016, respectively)	867,657	1,010,750	1,142,288

Total liabilities and net assets	$1,616,048	$1,967,104	$2,343,285

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30, 2017	Three months ended June 30, 2017	Three months ended September 30, 2016	Year ended September 30, 2017	Year ended September 30, 2016
Interest income:
Control investments	$3,126	$3,710	$4,604	$14,230	$17,122
Affiliate investments	978	977	1,018	3,939	4,110
Non-control/Non-affiliate investments	26,935	33,892	41,319	133,344	175,584
Interest on cash and cash equivalents	313	214	118	810	380

Total interest income	31,352	38,793	47,059	152,323	197,196

PIK interest income:
Control investments	1,186	1,523	1,410	6,631	4,987
Affiliate investments	196	195	204	788	822
Non-control/Non-affiliate investments	746	855	2,447	3,674	8,219

Total PIK interest income	2,128	2,573	4,061	11,093	14,028

Fee income:
Control investments	315	307	313	1,244	2,715
Affiliate investments	12	12	12	753	320
Non-control/Non-affiliate investments	1,355	2,085	4,913	8,510	19,643

Total fee income	1,682	2,404	5,238	10,507	22,678

Dividend and other income:
Control investments	570	1,080	2,802	3,954	9,175
Non-control/Non-affiliate investments	—	67	—	87	4,795

Total dividend and other income	570	1,147	2,802	4,041	13,970

Total investment income	35,732	44,917	59,160	177,964	247,872

Expenses:
Base management fee	6,808	7,912	9,636	31,369	41,483
Part I incentive fee	—	3,482	6,402	10,713	22,091
Professional fees	1,964	952	1,837	5,703	15,232
Board of Directors fees	277	205	191	872	966
Interest expense	12,772	11,262	13,587	49,935	54,621
Administrator expense	660	407	289	2,217	1,891
General and administrative expenses	1,845	1,367	1,603	5,999	5,128
Loss on legal settlements	—	—	350	3	19,500

Total expenses	24,326	25,587	33,895	106,811	160,912
Base management fee waived	(58)	(60)	(80)	(240)	(338)
Insurance recoveries	—	—	(350)	(1,259)	(19,429)

Net expenses	24,268	25,527	33,465	105,312	141,145

Net investment income	11,464	19,390	25,695	72,652	106,727

Unrealized appreciation (depreciation) on investments:
Control investments	(83,359)	(2,479)	(10,727)	(71,329)	(53,599)
Affiliate investments	(73)	(839)	(56)	(1,574)	845
Non-control/Non-affiliate investments	(33,008)	(9,953)	37,034	(24,640)	4,830

Net unrealized appreciation (depreciation) on investments	(116,440)	(13,271)	26,251	(97,543)	(47,924)

Net unrealized (appreciation) depreciation on secured borrowings	—	124	(209)	(294)	133

Realized gain (loss) on investments and secured borrowings:
Control investments	(728)	(13,058)	(1,170)	(59,722)	(9,318)
Affiliate investments	—	—	—	—	3
Non-control/Non-affiliate investments	(19,765)	758	(54,000)	(112,060)	(115,968)

Net realized loss on investments and secured borrowings	(20,493)	(12,300)	(55,170)	(171,782)	(125,283)

Net decrease in net assets resulting from operations	$(125,469)	$(6,057)	$(3,433)	$(196,967)	$(66,347)

Net investment income per common share — basic	$0.08	$0.14	$0.18	$0.51	$0.72
Loss per common share — basic	$(0.89)	$(0.04)	$(0.02)	$(1.39)	$(0.45)
Weighted average common shares outstanding — basic	140,961	140,961	144,649	141,438	147,422
Net investment income per common share — diluted	$0.08	$0.14	$0.18	$0.51	$0.71
Loss per common share — diluted	$(0.89)	$(0.04)	$(0.02)	$(1.39)	$(0.45)
Weighted average common shares outstanding — diluted	140,961	140,961	144,649	141,438	151,339
Distributions per common share	$0.125	$0.02	$0.18	$0.46	$0.72

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its fiscal fourth quarter 2017 results today at 1:00 p.m. Eastern Time / 10:00 a.m. Pacific Time. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed through the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10114277, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com